   As filed with the Securities and Exchange Commission on February 12, 1997.
                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              MICHAELS STORES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              75-1943604
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                            8000 BENT BRANCH DRIVE
                              IRVING, TEXAS 75063
                               P.O. BOX 619566
                             DFW, TEXAS 75261-9566
                                (972) 409-1300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             MICHAELS STORES, INC.
                    AMENDED AND RESTATED 1994 NON-STATUTORY
                               STOCK OPTION PLAN
                            (Full title of the plan)

                              R. MICHAEL ROULEAU
                           CHIEF EXECUTIVE OFFICER
                             MICHAELS STORES, INC.
                            8000 BENT BRANCH DRIVE
                             IRVING, TEXAS  75063
                                (972) 409-1300
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)

                                WITH COPIES TO:

      MARK V. BEASLEY, ESQ.                         ROBERT L. ESTEP, ESQ.
      MICHAELS STORES, INC.                      JONES, DAY, REAVIS & POGUE
     8000 BENT BRANCH DRIVE                       2300 TRAMMELL CROW CENTER
       IRVING, TEXAS 75063                            2001 ROSS AVENUE
         (972) 409-1300                              DALLAS, TEXAS 75201
                                                       (214) 220-3939

                                 --------------

                           CALCULATION OF REGISTRATION FEE
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                                            Proposed    Proposed
                                             Maximum     Maximum
Title of                       Amount       Offering    Aggregate     Amount of
Securities to                   to be       Price per    Offering   Registration
be Registered              Registered (1)   Share (2)   Price (2)      Fee (2)
--------------------------------------------------------------------------------
Common Stock, par value
  $0.10 per share             770,000        $12.77     $9,835,000     $2,981
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1. Represents shares issuable upon exercise of options granted under the Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options, and, in the case of options still available for grant, the average of the reported high and low sale prices of shares of the Common Stock on the Nasdaq National Market System on February 10, 1997.

                              EXPLANATORY NOTE

    The information called for by Part I of Form S-8 is included in the description of the Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

                                   PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Michaels Stores, Inc. (the "Company") are incorporated by reference, as of their respective dates, in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996 as amended by the Company's Form 10K/A (Amendment No. 1) to such annual report;

    (b) The Company's Prospectus, dated June 18, 1996, filed pursuant to rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act");

    (c) The Company's Quarterly Reports on Form 10-Q for the periods ended April 28, 1996, July 28, 1996 and October 28, 1996;

    (d) The Company's Current Reports on Form 8-K dated June 20, 1996, September 30, 1996 and January 22, 1997; and

    (e) The description of the Company's common stock, par value $0.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-11822), filed August 30, 1991.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director of the Company.

    ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    Reference is made to Article Nine of the Company's Restated Certificate of Incorporation, as amended, which appears as Exhibit 4.2 to this Registration Statement, which provides for indemnification of directors and officers.

    Reference is made to Article IX of the Company's amended Bylaws, which provides for indemnification of directors and officers.

    In addition, the Company has entered into Indemnity Agreements with certain of its executive officers and directors.

    The Company has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Company against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    ITEM 8.  EXHIBITS.

    The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
 Number                  Description of Exhibit
-------                  ----------------------
4.1      Form of Common Stock Certificate. (1)
4.2      Restated Certificate of Incorporation of the Registrant. (2)
5.1      Opinion of Jones, Day, Reavis & Pogue. (3)
23.1     Consent of Ernst & Young LLP. (3)
23.2 Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.
24.1     Power of attorney. (Included on Signature Page hereof.)
99.1 Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan (3)
_______________

(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.
(2) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(3) Filed herewith.

ITEM 9.  UNDERTAKINGS.

    A.  The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on February 12, 1997.

                                       MICHAELS STORES, INC.


                                       By: /s/ SAM WYLY
                                          ----------------------------------
                                                       Sam Wyly
                                                 Chairman of the Board


    Each person whose signature appears below authorizes R. Don Morris and Mark V. Beasley, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

        SIGNATURES                                   TITLE
        ----------                                   -----
/s/ SAM WYLY
---------------------------                     Chairman of the                    February 12, 1997
Sam Wyly                                       Board of Directors

/s/ CHARLES J. WYLY, JR.
---------------------------                   Vice Chairman of the                 February 12, 1997
Charles J. Wyly, Jr.                          Board of Directors

/s/ R. MICHAEL ROULEAU
---------------------------                 Chief Executive Officer                February 12, 1997
R. Michael Rouleau                       (Principal Executive Officer)

/s/ R. DON MORRIS                         Executive Vice President and             February 12, 1997
---------------------------                 Chief Financial Officer
R. Don Morris                     (Principal Financial and Accounting Officer)

/s/ EVAN A. WYLY
---------------------------                Vice President and Director             February 12, 1997
Evan A. Wyly

/s/ DONALD R. MILLER, JR.
---------------------------                Vice President and Director             February 12, 1997
Donald R. Miller, Jr.


---------------------------                         Director                       February ___, 1997
Michael C. French


---------------------------                         Director                       February ___, 1997
Dr. F. Jay Taylor


---------------------------                         Director                       February ___, 1997
Richard E. Hanlon


                                INDEX TO EXHIBITS
EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
------    ----------------------

  4.1     Form of Common Stock Certificate. (1)
  4.2     Restated Certificate of Incorporation of the Registrant. (2)
  5.1     Opinion of Jones, Day, Reavis & Pogue. (3)
 23.1     Consent of Ernst & Young LLP. (3)
 23.2     Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.
 24.1     Power of attorney.  (Included on Signature Page hereof.)
 99.1     Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock
            Option Plan (3)

---------------

(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 2-89370) and incorporated herein by reference.
(2) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(3)  Filed herewith.